UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 10, 2013

CUBIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	001-34144	87-0352095
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9870 Plano Road Dallas, Texas	75238
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 686-0369

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, Cubic Energy, Inc. (the “Company”) was notified by NYSE MKT, LLC (the “Exchange”) staff (the “Staff”) that it was not in compliance with certain of the Exchange’s continued listing standards as set forth in the Exchange’s Company Guide.  Specifically, the Company was advised that it was not in compliance with Sections 1003(a)(i)-(iv) of the Company Guide.

The Company submitted a plan of compliance advising the Exchange of actions it had taken, or intended to take, to regain compliance with the continued listing standards (the “Plan”).  Based on the Plan, the Exchange deferred further action pending a review of the Company’s operations through May, 31, 2013.  The Staff completed this review on June 26, 2013.  On July 10, 2013, the Company received written notification from the Staff (the “Staff Determination”) stating that the Company’s Common Stock is subject to delisting from the Exchange.

The Company does not anticipate requesting an appeal of the Staff Determination, and trading in the Company’s Common Stock on the Exchange will be discontinued effective at the opening of trading on July 17, 2013.  The Company intends to remain current in its reporting obligations with the Securities and Exchange Commission, and it expects that the Common Stock will be quoted and traded on the OTCQB Marketplace on Wednesday, July 17, 2013 under a new four-character symbol that the Company will announce prior to the opening of trading.  The OTCQB is a market tier operated by the US OTC Markets.

On July 15, 2013, the Company issued a press release announcing the foregoing.  The full text of the press release is set forth in Exhibit 99.1 attached hereto and it is incorporated by reference herein.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated July 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2013	CUBIC ENERGY, INC.

	By:	/s/Jon S. Ross
Jon Stuart Ross, Secretary